EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-274091, 333-256616, 333-231262, 333-217771 and 333-195380 on Form S-8 and in Registration Statement Numbers 333-284644, 333-282963, 333-282157, 333-279046, 333-271217 and 333-270473 on Form S-3 of 22nd Century Group, Inc. of our report, dated March 20, 2025, appearing in this Annual Report on Form 10-K of 22nd Century Group, Inc.

/s/ Freed Maxick CPAs, P.C.

Buffalo, NY
March 20, 2025